Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated July 6, 2007 accompanying the consolidated financial statements and schedule included in the Annual Report of Halifax Corporation and subsidiaries on Form 10-K for the year ended March 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Halifax Corporation on Form S-8 (File No. 333-41995, effective December 11, 1997) and Form S-3 (File No. 333-132901, effective August 10, 2006).
/s/Grant Thornton LLP
McLean, Virginia
July 6, 2007